UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) March 18, 2013

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Information:

This Current Report on Form 8-K for Sinclair Broadcast Group, Inc. (the “Company” or “Sinclair”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words outlook, intends to, believes, anticipates, expects, achieves, and similar expressions are intended to identify forward-looking statements and information. Such forward-looking information is subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those set forth in the forward-looking information as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, STG’s ability to consummate the proposed refinancings, obtain the necessary approvals to close on pending acquisitions, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as its comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurance that the assumptions and other factors referred to will occur and the Company undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 8.01. Other Events.

On March 18, 2013, the Company announced that its wholly-owned subsidiary, Sinclair Television Group, Inc. (“STG”), commenced a private placement of $600.0 million aggregate principal amount of its Senior Unsecured Notes (the “Notes”).  The Notes are expected to mature in 2021 and to be guaranteed by Sinclair and certain of Sinclair’s subsidiaries.  The related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also on March 18, 2013, the Company announced the pricing of the Notes to be offered by STG. The Notes were priced at 100% of their par value and will bear interest at a rate of 5.375% per annum payable semi-annually on April 1 and October 1, commencing on October 1, 2013. The related press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Also on March 18, 2013, the Company announced that STG intends to refinance its existing bank credit facility via an amendment and restatement to raise new term loan and revolving commitments and to introduce increased flexibility into the new bank credit facilities.  The Company is seeking $900.0 million of new term loans, which is expected to consist of $500.0 million in new term A loans maturing April 2018 and $400.0 million in new term B loans maturing April 2020.  In addition, the Company will seek to obtain a new $100.0 million revolving line of credit maturing April 2018.  The related press release is attached hereto as Exhibit 99.32 and is incorporate herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                        Press release dated March 18, 2013.

99.2                        Press release dated March 18, 2013.

99.3                        Press release dated March 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek

	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer
Dated: March 21, 2013